Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Richard D. Fairbank, Chairman of the Board, Chief Executive Officer and President of Capital One Financial Corporation, a Delaware corporation (“Capital One”), do hereby certify that:

1.	The Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Form 10-Q”) of Capital One fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Capital One.

Date: November 7, 2011	By:	/s/ RICHARD D. FAIRBANK
Richard D. Fairbank Chairman of the Board, Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to Capital One and will be retained by Capital One and furnished to the Securities and Exchange Commission or its staff upon request.